Exhibit 99.1

FOR RELEASE (01.26.2022)	Katie A. Lorenson, Chief Executive Officer 952.417.3725 (Office)

ALERUS FINANCIAL CORPORATION REPORTS

FOURTH QUARTER 2021 NET INCOME OF $12.7 MILLION

AND RECORD ANNUAL NET INCOME OF $52.7 MILLION

GRAND FORKS, N.D. (January 26, 2022) – Alerus Financial Corporation (Nasdaq: ALRS) reported net income of $12.7 million for the fourth quarter of 2021, or $0.72 per diluted common share, compared to net income of $13.1 million, or $0.74 per diluted common share, for the third quarter of 2021, and net income of $10.2 million, or $0.57 per diluted common share, for the fourth quarter of 2020.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “Alerus continues to be a purpose-driven company, focused on its business model, strategy and culture. Our talented Alerus team members executed at exceptional levels, resulting in a strong finish to the fourth quarter and another record setting year for Alerus with annual net income of $52.7 million. Our team is focused on serving clients holistically and with their best interests in mind. This advice-based approach coupled with our diversified business model resulted in our highest annual levels of new business in nearly every product offering of the Company. Our company continues to be agile in meeting client needs, serving more clients than ever through digital channels, all while managing our expense base. The overall quality of our credit portfolio remained strong with a significant recovery during the quarter leading to a $1.5 million reversal of provision expense. The company continues to maintain robust capital levels which we believe will position Alerus for ongoing organic and in-organic growth. We continued to execute our acquisition strategy and announced in early December our proposed acquisition of MPB BHC, Inc. and it’s wholly-owned banking subsidiary, Metro Phoenix Bank. Assuming the consummation of the transactions, this will be our twenty-fifth acquisition since 2000. We look forward to welcoming the clients and employees of the high performing Metro Phoenix Bank, a commercial focused community bank headquartered in the strong and growing Phoenix market. We are proud of our company’s performance, ability to focus on long-term growth for shareholders through our diversified business model, solid financial foundation and, strategic focus on serving clients holistically.”

Quarterly Highlights

◾	Return on average total assets of 1.50%, compared to 1.62% for the third quarter of 2021
◾	Return on average tangible common equity(1) of 17.36%, compared to 18.13% for the third quarter of 2021
◾	Net interest margin (tax-equivalent)(1) was 2.84%, compared to 2.78% for the third quarter of 2021
◾	Allowance for loan losses to total loans, excluding PPP loans was 1.83%, compared to 2.00% as of December 31, 2020
◾	Efficiency ratio(1) of 71.06%, compared to 71.49% for the third quarter of 2021
◾	Noninterest income for the fourth quarter of 2021 was 59.67% of total revenue, compared to 63.04% for the third quarter of 2021
◾	Mortgage originations totaled $356.8 million, a 14.2% decrease from the third quarter of 2021
◾	Investment securities increased $613.4 million, or 103.5%, since December 31, 2020
◾	Loans held for sale decreased $76.0 million, or 62.0%, since December 31, 2020
◾	Loans held for investment decreased $221.4 million, or 11.2%, since December 31, 2020; excluding Paycheck Protection Program, or PPP, loans, loans held for investment increased $13.5 million, or 0.8%, since December 31, 2020
◾	Deposits increased $348.6 million, or 13.6%, since December 31, 2020

Full Year 2021 Highlights

◾	Net income of $52.7 million, an increase of $8.0 million, or 17.9%, compared to $44.7 million in 2020
◾	Diluted earnings per share, or EPS, of $2.97, compared to $2.52 in 2020
◾	Return on average total assets of 1.66%, compared to 1.61% in 2020
◾	Return on average tangible common equity(1) of 18.89%, compared to 17.74% in 2020

◾	Revenue of $234.5 million, an increase of $1.3 million, or 0.5%, compared to $233.2 million in 2020
o	Net interest income was $87.1 million, an increase of $3.3 million, or 3.9%, compared to $83.8 million in 2020
o	Noninterest income was $147.4 million, a decrease of $2.0 million, or 1.3%, compared to $149.4 million in 2020
◾	Noninterest expense of $168.9 million, an increase of $5.1 million, or 3.1%, compared to $163.8 million in 2020
◾	Provision for loan losses expense reversed $3.5 million, a decrease of $14.4 million from 2020
◾	Average loans of $1.9 billion, a decrease of $86.9 million, or 4.5%, from 2020
◾	Average deposits of $2.7 billion, an increase of $372.6 million, or 15.9%, from 2020
(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars and shares in thousands, except per share data)	2021	2021	2020	2021	2020
Performance Ratios
Return on average total assets	1.50%	1.62%	1.34%	1.66%	1.61%
Return on average common equity	14.12%	14.68%	12.30%	15.22%	14.40%
Return on average tangible common equity (1)	17.36%	18.13%	15.13%	18.89%	17.74%
Noninterest income as a % of revenue	59.67%	63.04%	62.57%	62.86%	64.05%
Net interest margin (tax-equivalent) (1)	2.84%	2.78%	3.23%	2.90%	3.22%
Efficiency ratio (1)	71.06%	71.49%	74.44%	70.02%	68.40%
Net charge-offs/(recoveries) to average loans	(0.22)%	(0.06)%	(0.30)%	(0.04)%	0.03%
Dividend payout ratio	22.22%	21.62%	26.32%	21.21%	23.81%
Per Common Share
Earnings per common share - basic	$0.73	$0.75	$0.58	$3.02	$2.57
Earnings per common share - diluted	$0.72	$0.74	$0.57	$2.97	$2.52
Dividends declared per common share	$0.16	$0.16	$0.15	$0.63	$0.60
Tangible book value per common share (1)	$17.87	$17.46	$16.00
Average common shares outstanding - basic	17,210	17,205	17,122	17,189	17,106
Average common shares outstanding - diluted	17,480	17,499	17,450	17,486	17,438
Other Data
Retirement and benefit services assets under administration/management	$36,732,938	$36,202,553	$34,199,954
Wealth management assets under administration/management	$4,039,931	$3,865,062	$3,338,594
Mortgage originations	$356,821	$415,792	$607,166	$1,836,064	$1,778,977

(1)Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the fourth quarter of 2021 was $22.8 million, a $1.7 million, or 7.8%, increase from the third quarter of 2021. Net interest income decreased $364 thousand, or 1.6%, from $23.2 million for the fourth quarter of 2020. During the fourth quarter of 2021, average interest earning assets increased $158.7 million, primarily due to an increase of $249.9 million in investment securities, partially offset by decreases of $49.1 million in interest-bearing deposits with banks and $38.2 million in loans held for investment. The change in the balance sheet mix resulted in a 6 basis point increase in the average earning asset yield. Net interest income earned from PPP loans during the fourth quarter of 2021 totaled $2.2 million, an increase of $160 thousand, from the $2.0 million earned during the third quarter. The cost of interest-bearing liabilities had a modest decrease of 1 basis point from the third quarter of 2021.

Net interest margin (tax-equivalent), a non-GAAP financial measure, was 2.84% for the fourth quarter of 2021, a 6 basis point increase from 2.78% for the third quarter of 2021, and a 39 basis point decrease from 3.23% in the fourth quarter of 2020. The linked quarter increase was primarily due to higher yields on interest earning assets. Excluding PPP loans, net interest margin was 2.62% for the fourth quarter of 2021, unchanged from the third quarter of 2021. The year over year decrease was primarily attributable to the historically low and flat yield curve and a more liquid balance sheet mix which resulted in a 49 basis point decrease in interest earning asset yields. The decrease in earning asset yield was offset by a 16 basis point decrease in the average rate paid on interest-bearing liabilities.

Noninterest Income

Noninterest income for the fourth quarter of 2021 was $33.7 million, a $2.3 million, or 6.4%, decrease from the third quarter of 2021. The decrease was primarily driven by a $3.1 million decrease in mortgage banking revenue, a result of a $59.0 million decrease in mortgage originations. The decrease in mortgage banking revenue was partially offset by increases of $521 thousand in retirement and benefit services revenue and $338 thousand in wealth management revenue.

Noninterest income for the fourth quarter of 2021 decreased $5.0 million, or 12.9%, from $38.7 million in the fourth quarter of 2020. This decrease was primarily due to an $8.8 million decrease in mortgage banking revenue, a result of a $250.3 million decrease in mortgage originations, as well as a 28 basis point decrease in the gain on sale margin. Partially offsetting this decrease was a $2.6 million increase in retirement and benefit services income, primarily driven by the December 2020 acquisition of Retirement Planning Services, Inc. and a $544 thousand increase in document restatement fees. In addition, wealth management revenue increased $826 thousand, or 17.2%, primarily driven by organic growth and market increases in assets under management.

Noninterest Expense

Noninterest expense for the fourth quarter of 2021 was $41.3 million, a decrease of $765 thousand, or 1.8%, compared to the third quarter of 2021. The decrease was primarily due to decreases of $1.2 million in compensation expense, $743 thousand in mortgage and lending expense, partially offset by increases of $532 thousand in employee taxes and benefits expense, $350 thousand in other noninterest expense, and $305 thousand in professional fees and assessments. The decreases in compensation expense as well as mortgage and lending expense were primarily attributable to the $59.0 million decrease in mortgage originations from the previous quarter. Mortgage and lending expense was also positively impacted by a $314 thousand change in the valuation of mortgage servicing rights. The increase in employee taxes and benefits expense was primarily a result of an increase in incentive awards due to the Company’s record financial performance. The $330 thousand increase in other noninterest expense was primarily attributable to an operating charge-off of $134 thousand in the fourth quarter compared to a $250 thousand recovery in the third quarter. The increase in professional fees and assessments was due to expenses related to the announced acquisition of Metro Phoenix Bank.

Noninterest expense for the fourth quarter of 2021 decreased $5.8 million, or 12.4%, from $47.1 million in the fourth quarter of 2020. The decrease was primarily attributable to decreases in compensation expense, mortgage and lending expense, and occupancy and equipment expense, partially offset by increased employee taxes and benefits expense. The decline in mortgage originations in the fourth quarter of 2021 drove the decreases of compensation expense, as well as mortgage and lending expense. Employee taxes and benefits expense increased as a result of increased health insurance expenses. Occupancy and equipment expense decreased due to the closure of certain offices in 2021 and to the transition of many of our employees to a hybrid work environment.

Financial Condition

Total assets were $3.4 billion as of December 31, 2021, an increase of $378.9 million, or 12.6%, from December 31, 2020. The overall increase in total assets included an increase of $613.4 million in investment securities, partially offset by a $221.4 million decrease in loans held for investment and a $76.0 million decrease in loans held for sale. The decrease in loans held for investment was primarily due to PPP loan balances decreasing by $234.9 million from December 31, 2020.

Loans

Total loans were $1.8 billion as of December 31, 2021, a decrease of $221.4 million, or 11.2%, from December 31, 2020. The decrease was primarily due to a $255.1 million decrease in the commercial and industrial loan portfolio, primarily attributable to a $234.9 million decrease in PPP loans. Excluding PPP loans, total loans increased $13.5 million, or 0.8%, in 2021. This increase was primarily due to a $47.3 million increase in residential real estate first mortgages and a $35.9 million increase in commercial real estate, partially offset by a $27.9 million decrease in consumer revolving and installment loans, a $20.2 million decrease in commercial and industrial loans, and a $17.7 million decrease in residential real estate junior liens.

The following table presents the composition of our loan portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
Commercial
Commercial and industrial (1)	$436,761	$506,599	$572,734	$678,029	$691,858
Real estate construction	40,619	37,751	36,549	40,473	44,451
Commercial real estate	598,893	573,518	567,987	569,451	563,007
Total commercial	1,076,273	1,117,868	1,177,270	1,287,953	1,299,316
Consumer
Residential real estate first mortgage	510,716	501,339	470,822	454,958	463,370
Residential real estate junior lien	125,668	130,243	130,180	130,299	143,416
Other revolving and installment	45,363	50,936	57,040	64,135	73,273
Total consumer	681,747	682,518	658,042	649,392	680,059
Total loans	$1,758,020	$1,800,386	$1,835,312	$1,937,345	$1,979,375

(1)	Includes PPP loans of $33.6 million at December 31, 2021, $103.5 million at September 30, 2021, $165.0 million at June 30, 2021, $256.8 million at March 31, 2021 and $268.4 million at December 31, 2020.

Deposits

Total deposits were $2.9 billion as of December 31, 2021, an increase of $348.6 million, or 13.6%, from December 31, 2020. Interest-bearing deposits increased $164.4 million, while noninterest-bearing deposits increased $184.1 million in 2021. Key drivers of the increase included new deposit production, ongoing higher depositor balances due to the uncertain economic environment and volatile financial markets. Synergistic deposits increased $73.4 million to $669.0 million as of December 31, 2021. Excluding synergistic deposits, commercial transaction deposits increased $156.3 million, or 14.1%, while consumer transaction deposits increased $95.0 million, or 14.8%, since December 31, 2020. Noninterest-bearing deposits as a percentage of total deposits were 32.1% as of December 31, 2021, compared to 29.3% as of December 31, 2020.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
Noninterest-bearing demand	$938,840	$797,062	$758,820	$775,434	$754,716
Interest-bearing
Interest-bearing demand	714,669	673,916	736,043	674,466	618,900
Savings accounts	96,825	92,632	89,437	87,492	79,902
Money market savings	937,305	924,678	920,831	967,273	909,137
Time deposits	232,912	224,800	205,809	212,908	209,338
Total interest-bearing	1,981,711	1,916,026	1,952,120	1,942,139	1,817,277
Total deposits	$2,920,551	$2,713,088	$2,710,940	$2,717,573	$2,571,993

Asset Quality

Total nonperforming assets were $3.1 million as of December 31, 2021, a decrease of $2.1 million, or 42.1%, from December 31, 2020. As of December 31, 2021, the allowance for loan losses was $31.6 million, or 1.80% of total loans, compared to $34.2 million, or 1.73% of total loans, as of December 31, 2020. Excluding PPP loans, the ratio of allowance for loan losses to total loans was 1.83% at December 31, 2021, compared to 2.00% as of December 31, 2020.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
Nonaccrual loans	$2,076	$6,229	$6,960	$4,756	$5,050
Accruing loans 90+ days past due	121	—	—	—	30
Total nonperforming loans	2,197	6,229	6,960	4,756	5,080
OREO and repossessed assets	885	862	858	139	63
Total nonperforming assets	$3,082	$7,091	$7,818	$4,895	$5,143
Net charge-offs/(recoveries)	(1,006)	(302)	(6)	488	(1,509)
Net charge-offs/(recoveries) to average loans	(0.22)%	(0.06)%	—%	0.10%	(0.30)%
Nonperforming loans to total loans	0.12%	0.35%	0.38%	0.25%	0.26%
Nonperforming assets to total assets	0.09%	0.22%	0.25%	0.16%	0.17%
Allowance for loan losses to total loans	1.80%	1.78%	1.84%	1.74%	1.73%
Allowance for loan losses to nonperforming loans	1,437%	515%	485%	710%	674%

For the fourth quarter of 2021, we had net recoveries of $1.0 million compared to net recoveries of $302 thousand for the third quarter of 2021 and $1.5 million of net recoveries for the fourth quarter of 2020. The $1.0 million recovery was the result of a payoff on a commercial real estate loan that was previously charged off.

There was a $1.5 million reversal of provision for loan losses recorded in the fourth quarter of 2021, a $500 thousand increase from the third quarter of 2021, and a decrease of $2.9 million from the fourth quarter of 2020. The negative provision in the fourth quarter of 2021 was driven by net recoveries in four of the last five quarters and improvement of credit quality indicators.

Capital

Total stockholders’ equity was $359.4 million as of December 31, 2021, an increase of $29.2 million, or 8.9%, from December 31, 2020. Tangible book value per common share, a non-GAAP financial measure, increased to $17.87 as of December 31, 2021, from $16.00 as of December 31, 2020. Tangible common equity to tangible assets, a non-GAAP financial measure, decreased to 9.21% as of December 31, 2021, from 9.27% as of December 31, 2020.

The following table presents our capital ratios as of the dates indicated:

	December 31,	September 30,	December 31,
	2021	2021	2020
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	14.65%	14.52%	12.75%
Tier 1 capital to risk weighted assets	15.06%	14.93%	13.15%
Total capital to risk weighted assets	18.64%	18.58%	16.79%
Tier 1 capital to average assets	9.79%	9.88%	9.24%
Tangible common equity / tangible assets (2)	9.21%	9.62%	9.27%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	13.87%	13.77%	12.10%
Tier 1 capital to risk weighted assets	13.87%	13.77%	12.10%
Total capital to risk weighted assets	15.12%	15.03%	13.36%
Tier 1 capital to average assets	9.01%	9.11%	8.50%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 9:00 a.m. Central Time on Thursday, January 27, 2022, to discuss its financial results. The call can be accessed via telephone at (888) 317-6016. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company headquartered in Grand Forks, ND. Through its subsidiary, Alerus Financial, N.A., Alerus provides innovative and comprehensive financial solutions to business and consumer clients through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight and sound advice supported by digital solutions designed to meet the clients’ needs. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, ND, the Minneapolis-St. Paul, MN metropolitan area, and Scottsdale and Mesa, AZ. Alerus Retirement and Benefits plan administration offices are located in St. Paul, MN, East Lansing, MI, and Littleton, CO.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the negative effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our clients, and our operations, including due to supply chain disruptions, as well as any changes to federal, state, or local government laws, regulations, or orders in response to the pandemic; our ability to successfully manage credit risk and maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the new Current Expected Credit Loss Standard; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including rising rates of inflation; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry from non-banks such as credit unions and other Fintech companies; our ability to successfully manage liquidity risk, especially in light of recent excess liquidity at the Bank; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes; interest rate risks associated with our business, including the effects of anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio; governmental monetary, trade and fiscal policies; severe weather, natural disasters, widespread disease or pandemics, such as the COVID-19 global pandemic, acts of war or terrorism or other adverse external events; any material weaknesses in our internal control over financial reporting; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative rates; changes to U.S. or state tax laws, regulations and guidance, including recent proposals to increase the federal corporate tax rate; talent and labor shortages and employee turnover; possible federal mask and vaccine mandates; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	December 31,	December 31,
	2021	2020
Assets	(Unaudited)	(Audited)
Cash and cash equivalents	$242,311	$172,962
Investment securities
Available-for-sale, at fair value	853,649	592,342
Held-to-maturity, at carrying value	352,061	—
Loans held for sale	46,490	122,440
Loans	1,758,020	1,979,375
Allowance for loan losses	(31,572)	(34,246)
Net loans	1,726,448	1,945,129
Land, premises and equipment, net	18,370	20,289
Operating lease right-of-use assets	3,727	6,918
Accrued interest receivable	8,537	9,662
Bank-owned life insurance	33,156	32,363
Goodwill	31,490	30,201
Other intangible assets	20,250	25,919
Servicing rights	1,880	1,987
Deferred income taxes, net	11,614	9,409
Other assets	42,708	44,150
Total assets	$3,392,691	$3,013,771
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$938,840	$754,716
Interest-bearing	1,981,711	1,817,277
Total deposits	2,920,551	2,571,993
Long-term debt	58,933	58,735
Operating lease liabilities	4,275	7,861
Accrued expenses and other liabilities	49,529	45,019
Total liabilities	3,033,288	2,683,608
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 17,212,588 and 17,125,270 issued and outstanding	17,213	17,125
Additional paid-in capital	92,878	90,237
Retained earnings	253,567	212,163
Accumulated other comprehensive income (loss)	(4,255)	10,638
Total stockholders’ equity	359,403	330,163
Total liabilities and stockholders’ equity	$3,392,691	$3,013,771

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Loans, including fees	$19,354	$18,888	$22,549	$78,133	$86,425
Investment securities
Taxable	4,454	3,249	2,301	13,001	7,798
Exempt from federal income taxes	231	225	237	925	949
Other	166	185	114	598	930
Total interest income	24,205	22,547	25,201	92,657	96,102
Interest Expense
Deposits	880	880	1,210	3,661	8,843
Long-term debt	536	535	838	1,897	3,413
Total interest expense	1,416	1,415	2,048	5,558	12,256
Net interest income	22,789	21,132	23,153	87,099	83,846
Provision for loan losses	(1,500)	(2,000)	1,400	(3,500)	10,900
Net interest income after provision for loan losses	24,289	23,132	21,753	90,599	72,946
Noninterest Income
Retirement and benefit services	18,552	18,031	15,922	71,709	60,956
Wealth management	5,633	5,295	4,807	21,052	17,451
Mortgage banking	7,967	11,116	16,781	48,502	61,641
Service charges on deposit accounts	370	357	334	1,395	1,409
Net gains (losses) on investment securities	—	11	15	125	2,737
Other	1,196	1,230	837	4,604	5,177
Total noninterest income	33,718	36,040	38,696	147,387	149,371
Noninterest Expense
Compensation	22,088	23,291	26,522	93,386	89,206
Employee taxes and benefits	5,590	5,058	4,962	22,033	20,050
Occupancy and equipment expense	1,936	2,063	2,443	8,148	10,058
Business services, software and technology expense	5,220	5,332	5,634	20,486	19,135
Intangible amortization expense	1,053	1,088	990	4,380	3,961
Professional fees and assessments	1,808	1,503	1,531	6,292	4,834
Marketing and business development	872	865	1,045	3,182	3,133
Supplies and postage	778	549	544	2,361	2,174
Travel	206	174	21	442	359
Mortgage and lending expenses	488	1,231	1,791	4,250	5,707
Other	1,237	887	1,642	3,949	5,182
Total noninterest expense	41,276	42,041	47,125	168,909	163,799
Income before income taxes	16,731	17,131	13,324	69,077	58,518
Income tax expense	4,026	4,064	3,144	16,396	13,843
Net income	$12,705	$13,067	$10,180	$52,681	$44,675
Per Common Share Data
Earnings per common share	$0.73	$0.75	$0.58	$3.02	$2.57
Diluted earnings per common share	$0.72	$0.74	$0.57	$2.97	$2.52
Dividends declared per common share	$0.16	$0.16	$0.15	$0.63	$0.60
Average common shares outstanding	17,210	17,205	17,122	17,189	17,106
Diluted average common shares outstanding	17,480	17,499	17,450	17,486	17,438

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	December 31,	September 30,	December 31,
	2021	2021	2020
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$359,403	$353,195	$330,163
Less: Goodwill	31,490	30,201	30,201
Less: Other intangible assets	20,250	22,593	25,919
Tangible common equity (a)	307,663	300,401	274,043
Total assets	3,392,691	3,175,169	3,013,771
Less: Goodwill	31,490	30,201	30,201
Less: Other intangible assets	20,250	22,593	25,919
Tangible assets (b)	3,340,951	3,122,375	2,957,651
Tangible common equity to tangible assets (a)/(b)	9.21%	9.62%	9.27%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$359,403	$353,195	$330,163
Less: Goodwill	31,490	30,201	30,201
Less: Other intangible assets	20,250	22,593	25,919
Tangible common equity (c)	307,663	300,401	274,043
Total common shares issued and outstanding (d)	17,213	17,208	17,125
Tangible book value per common share (c)/(d)	$17.87	$17.46	$16.00

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Return on Average Tangible Common Equity
Net income	$12,705	$13,067	$10,180	$52,681	$44,675
Add: Intangible amortization expense (net of tax)	832	860	782	3,460	3,129
Net income, excluding intangible amortization (e)	13,537	13,927	10,962	56,141	47,804
Average total equity	357,084	353,196	329,210	346,059	310,208
Less: Average goodwill	30,930	30,201	27,766	30,385	27,439
Less: Average other intangible assets (net of tax)	16,843	18,272	13,206	18,548	13,309
Average tangible common equity (f)	309,311	304,723	288,238	297,126	269,460
Return on average tangible common equity (e)/(f)	17.36%	18.13%	15.13%	18.89%	17.74%
Net Interest Margin (tax-equivalent)
Net interest income	$22,789	$21,132	$23,153	$87,099	$83,846
Tax-equivalent adjustment	99	115	131	492	455
Tax-equivalent net interest income (g)	22,888	21,247	23,284	87,591	84,301
Average earning assets (h)	3,194,530	3,035,798	2,869,767	3,018,172	2,618,427
Net interest margin (tax-equivalent) (g)/(h)	2.84%	2.78%	3.23%	2.90%	3.22%
Efficiency Ratio
Noninterest expense	$41,276	$42,041	$47,125	$168,909	$163,799
Less: Intangible amortization expense	1,053	1,088	990	4,380	3,961
Adjusted noninterest expense (i)	40,223	40,953	46,135	164,529	159,838
Net interest income	22,789	21,132	23,153	87,099	83,846
Noninterest income	33,718	36,040	38,696	147,387	149,371
Tax-equivalent adjustment	99	115	131	492	455
Total tax-equivalent revenue (j)	56,606	57,287	61,980	234,978	233,672
Efficiency ratio (i)/(j)	71.06%	71.49%	74.44%	70.02%	68.40%

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Year ended
	December 31, 2021		September 30, 2021		December 31, 2020		December 31, 2021		December 31, 2020
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$232,650	0.16%	$281,768	0.16%	$164,052	0.12%	$222,916	0.14%	$162,616	0.41%
Investment securities (1)	1,119,370	1.68%	869,421	1.61%	549,198	1.88%	864,273	1.64%	425,219	2.12%
Loans held for sale	53,357	2.33%	57,233	2.40%	122,820	2.18%	65,968	2.26%	79,201	2.46%
Loans
Commercial:
Commercial and industrial	471,262	5.61%	544,811	4.95%	745,415	4.91%	579,002	4.91%	687,266	4.60%
Real estate construction	41,573	3.89%	37,743	3.99%	40,009	4.31%	41,751	4.10%	32,804	4.54%
Commercial real estate	587,542	3.90%	567,696	3.67%	545,432	3.82%	571,326	3.77%	523,219	4.18%
Total commercial	1,100,377	4.63%	1,150,250	4.29%	1,330,856	4.45%	1,192,079	4.34%	1,243,289	4.42%
Consumer
Residential real estate first mortgage	504,997	3.30%	487,699	3.32%	471,125	3.73%	477,621	3.47%	463,174	3.97%
Residential real estate junior lien	129,238	4.52%	129,239	4.57%	149,456	4.72%	131,412	4.64%	159,844	4.81%
Other revolving and installment	48,045	4.53%	53,683	4.45%	76,466	4.53%	57,574	4.41%	79,238	4.57%
Total consumer	682,280	3.62%	670,621	3.65%	697,047	4.03%	666,607	3.78%	702,256	4.23%
Total loans (1)	1,782,657	4.25%	1,820,871	4.05%	2,027,903	4.30%	1,858,686	4.14%	1,945,545	4.35%
Federal Reserve/FHLB stock	6,496	4.34%	6,505	4.33%	5,794	4.46%	6,329	4.36%	5,846	4.55%
Total interest earning assets	3,194,530	3.02%	3,035,798	2.96%	2,869,767	3.51%	3,018,172	3.09%	2,618,427	3.69%
Noninterest earning assets	159,370		155,079		158,417		160,648		156,713
Total assets	$3,353,900		$3,190,877		$3,028,184		$3,178,820		$2,775,140
Interest-Bearing Liabilities
Interest-bearing demand deposits	$754,432	0.13%	$692,873	0.14%	$622,854	0.19%	$697,276	0.14%	$551,861	0.29%
Money market and savings deposits	1,039,492	0.14%	1,009,564	0.14%	1,012,497	0.20%	1,023,677	0.15%	920,072	0.53%
Time deposits	225,497	0.46%	217,756	0.50%	208,378	0.79%	215,624	0.54%	203,413	1.16%
Short-term borrowings	—	—%	10	—%	—	—%	3	—%	80	—%
Long-term debt	58,938	3.61%	58,968	3.60%	58,726	5.68%	50,759	3.74%	58,742	5.81%
Total interest-bearing liabilities	2,078,359	0.27%	1,979,171	0.28%	1,902,455	0.43%	1,987,339	0.28%	1,734,168	0.71%
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	851,210		799,854		738,319		784,998		673,676
Other noninterest-bearing liabilities	67,247		58,656		58,200		60,424		57,088
Stockholders’ equity	357,084		353,196		329,210		346,059		310,208
Total liabilities and stockholders’ equity	$3,353,900		$3,190,877		$3,028,184		$3,178,820		$2,775,140
Net interest rate spread		2.75%		2.68%		3.08%		2.81%		2.98%
Net interest margin, tax-equivalent (2)		2.84%		2.78%		3.23%		2.90%		3.22%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”